UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 1, 2003

MIGRATEC, INC.
(Exact name of registrant as specified in charter)

Delaware	000-28220	65-0125664

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11494 Luna Road, Suite 100
Dallas, Texas 75234-9421
(Address of Principal Executive Offices) (Zip Code)

(972) 969-0300
(Registrant’s telephone
number, including area code)

Item 5. Other Events
SIGNATURES

Item 5. Other Events

On May 15, 2003, MigraTEC, Inc., a Delaware corporation (the “Registrant”), issued a press release entitled “MigraTEC Announces Evaluation of Strategic Alternatives” that recapped some of the key financial and operational information that the Registrant had disclosed earlier on Forms 10-KSB, SB-2 and 10-QSB filed in March, April and May of 2003 and discussed the challenges that the Registrant faced, including the delay and possible outright loss of significant contracts it had been expecting to receive as well as the liquidity crisis that followed. The press release informed the market that, in response to those challenges, the Registrant would be unable to continue operations as before, was undergoing a significant restructuring and was immediately starting to pursue strategic options, including the outright sale or merger of the Registrant, provided adequate capital could be raised to make that possible.

On June 2, 2003, the Registrant issued a press release announcing the closing of the first tranche of a private investment intended to provide between $1.5M and $2.0M to fund the Registrant’s pursuit of strategic options. In this release the Registrant also reconfirmed its pursuit of those options and discussed its continuing efforts to deliver on existing customer contracts and close high potential revenue opportunities that were still in the revenue pipeline. On July 18, 2003, the Registrant issued a press release announcing that it closed the private investment round and had only been able to get $1.22M committed instead of the $1.5M — $2.0M it sought to raise. As of the date of the filing of this Form 8-K, the Registrant has received only $1.095M of the committed $1.22M.

As disclosed in the Registrant’s filing on Form 10-QSB dated August 14, 2003, the inability to raise the full amount sought in the private placement forced the Registrant to adjust its plans and to significantly modify the pursuit of strategic options. The August 14 filing provided a complete recounting of events to date and disclosed that the Registrant was pursuing the sale of its assets, as an outright sale of the Registrant or merger with another entity did not appear likely. This Report on Form 8-K is intended to discuss the Registrant’s continued pursuit of strategic options as well as bring the market up to date on events since the filing of the Registrant’s most recent Form 10-QSB.

Since the beginning of August, the Registrant’s remaining personnel have continued to focus on three primary tasks: 1) fulfilling existing customer contracts, 2) closing high potential sales and 3) effecting the sale of the Registrant’s assets. Delivery of existing contracts continues to go well. The Registrant has also had some success on the second front, closing additional business. On August 5, 2003, the Registrant announced that it had completed the sale of a license for its 32Direct product to Toshiba in Japan. Since then the Registrant made smaller sales to both the IRS, for a 32-bit to 64-bit migration assessment; as well as to a Wall Street firm for a license of its 64Express product. Delivery of the services associated with these new sales has been completed and on August 31, 2003 the Registrant, continuing its efforts to preserve capital, laid off more than 50% of the remaining personnel.

Efforts focused on the sale of the Registrant’s assets have not met with as much success as efforts on behalf of the first two tasks described above. Over the past four months the Registrant has contacted as many potential acquirers of its assets as could be identified. Despite strong initial interest by several parties and aggressive sales efforts by management, the Registrant has not been able to consummate a transaction to date. However, a number of the parties the Registrant worked with as it pursued a sale of the assets indicated an interest in purchasing a non-exclusive, unlimited use license to the source

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code. They clearly expressed a lack of ability and willingness to pay a premium for exclusivity or outright ownership. As a result of this feedback, during the past several weeks the Registrant has reinitiated efforts with the other parties that had previously considered buying the assets and has offered them the opportunity to buy non-exclusive source code licenses as well. To date, the Registrant has received strong indications that at least one and possibly more of these non-exclusive source-code licenses can be sold and continues to seek parties that might be interested in that type of transaction.

Because the efforts to execute non-exclusive source code licenses continue at the time of this filing, the amount of the total proceeds that the Registrant may receive is still unknown. Management believes that the aggregate amount of revenue from these licenses will not be adequate to satisfy the Registrant’s obligations to its secured debt holders, let alone its obligations to employees and trade vendors (although the Registrant intends to use some of the proceeds from source code licenses to retain the services of certain trade vendors whose assistance management believes is necessary to complete the winding down of the Registrant’s affairs as discussed below). Accordingly, it is highly unlikely that there will be any proceeds available to return to shareholders.

In view of the above and the fundamental lack of liquidity in the business, the Registrant’s Board of Directors has concluded that the Registrant no longer possesses the ability to continue operations and has directed that operations cease effective on or about October 15, 2003. As of that date the remaining employees will be terminated and any residual service obligations the Registrant has will be fulfilled by contractors. Additionally, due to the Registrant’s inability to meet its obligations with regard to the space it leased on Luna Road, in Dallas, Texas, effective immediately the offices of the Registrant have been relocated to temporary office space.

The Registrant failed to make an interest payment due September 30, 2003 to its secured debt holders and has advised the collateral agent for the secured debt holders of its financial condition. While the ultimate success of the Registrant’s sales efforts for non-exclusive source code licenses is unknown at this point, it is probable that the Registrant will not be able to repay the principal amount owed to the secured debt holders. If the Registrant is unable to generate sufficient revenue from source code licenses over the next two weeks to repay the aggregate amount owed to the secured debt holders, management believes that the collateral agent will pursue all of its lawful remedies relating to the secured debt.

The Registrant, in its most recent report on Form 10-QSB, disclosed that due to severe financial constraints the financial data for the period ended June 30, 2003 had not been reviewed by the Registrant’s independent auditor as required by Item 310 of Regulation SB. As a result, the Registrant’s chief executive and chief financial officer was unable to certify that the Form 10-QSB complied fully with Section 13(a) of the Securities Act of 1934, as required by Section 906 of the Sarbanes-Oxley Act of 2002. Consequently, the NASDAQ, which controls the “Over The Counter Bulletin Board” (OTCBB) where shares of the Registrant trade, annotated the Registrant’s ticker symbol MIGR with an “E” notifying the market that the Registrant was delinquent in required SEC filings. While the Registrant has previously expressed the intent to have the filing reviewed as soon as capital was available with which to pay the required service providers, given the current situation the Registrant will not be able to have that review completed. The Registrant has been in communication with NASDAQ and expects that as a result of its inability to have the review completed, the Registrant’s common stock will be removed from the OTCBB on or about Monday, October 6, 2003.

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In its efforts to maximize the value of the entity, the Registrant has made inquiries with regard to selling the corporate shell as a means of raising capital to meet obligations. Due in large part to the spate of technology business failures in the last three years there appears to be a glut of corporate shells on the market. Not even the Registrant’s significant tax loss carry forward is attractive enough to make the shell appealing. As a result, as soon as obligations are met to the greatest extent possible, the corporate shell will become dormant.

The Registrant intends to file another Form 8-K to inform shareholders of the outcome of the licensing efforts as well as to make them aware of any other pertinent developments. Due to lack of capital and inability to pay the Registrant’s auditors and legal counsel, the Registrant will not be able to file any required quarterly or annual reports with the Securities and Exchange Commission for the foreseeable future.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIGRATEC, INC.

Date: October 1, 2003	By:	/s/ T. Ulrich Brechbühl
T. Ulrich Brechbühl Chief Executive Officer, President and Chief Financial Officer

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